Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-161717 of our report dated October 30, 2009 relating to the financial statement of Archipelago Learning, Inc. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche

Dallas, Texas
October 30, 2009